                                                                   Exhibit 10.37



================================================================================

                           STOCK PURCHASE AGREEMENT

                                  dated as of

                                 June 14, 2000

                                 by and among

                          LOUDEYE TECHNOLOGIES, INC.,

                                 VIDIPAX, INC.

                                      and

                                 JAMES LINDNER

================================================================================



================================================================================

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 14, 2000, by and among Loudeye Technologies, Inc., a Delaware corporation (the "Purchaser"), VidiPax, Inc., a New York corporation (the "Company"), and James Lindner ("Stockholder").

                                   RECITALS
                                   --------

     The Company is in the business of the restoration and preservation of magnetic data. Stockholder is the sole owner of all of the Company's outstanding capital stock. Purchaser wishes to purchase from Stockholder, and Stockholder wishes to sell to Purchaser, all of the outstanding capital stock of the Company in a taxable stock purchase on the terms and conditions set forth herein (the "Purchase").

                                   AGREEMENT
                                   ---------

     In consideration of the mutual promises, agreements, warranties and provisions contained in this Agreement, the parties agree as follows:

                                   SECTION 1

                          PURCHASE AND SALE OF STOCK

     1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Stockholder agrees to sell to the Purchaser at the Closing, all of the shares of capital stock of the Company outstanding as of the Closing (the "Company Shares") in exchange for the following consideration:

          (a) Base Payment. At the Closing, Purchaser agrees to pay to Stockholder [*] (the "Base Payment"). [*] of the Base Payment will be paid by wire transfer of immediately available funds (the "Base Cash Payment"). In addition, Purchaser will issue to Stockholder that number of unregistered shares of Purchaser's common stock equal to [*] of the Base Payment divided by the average closing price of the Purchaser's Common Stock for the ten trading days ending four trading days prior to the Closing (the "Base Stock Payment"); provided, however, in no event shall Purchaser be obligated to issue more than [*] shares of its common stock in connection with the Base Stock Payment and provided, further, that the Base Cash Payment shall not be increased as a result of such limitation.

          (b)  Contingent Payment.
               ------------------

          (i) If the Company Business (as defined below) generates Net Revenues (as defined below) of at least [*] between Closing and the first full twelve calendar months following the Closing (the "Contingent Period"), Purchaser shall pay Stockholder an amount (the "Contingent Payment") equal to the sum of (x) [*] if Net Revenues for the Contingent Period are at least [*], plus (y) [*] for every dollar Net Revenues for the Contingent

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Period exceed [*] but are less than or equal to [*], plus (z) [*] for every dollar Net Revenues for the Contingent Period exceed [*] but are less than or equal to [*]; provided, however, the Contingent Payment shall in no event exceed [*].

               (ii) Notwithstanding the foregoing:

                    (A) if Stockholder is terminated by Purchaser without Cause (as defined below) during the first six (6) months of the Contingent Period, Purchaser shall pay Stockholder [*] within ten (10) days following such termination and Purchaser shall not have any further obligation with respect to any Contingent Payment;

                    (B) if Stockholder is terminated without Cause during the last six (6) months of the Contingent Period, Purchaser shall pay Stockholder within ten (10) days following such termination an amount calculated as follows and Purchaser shall not have any further payment obligation with respect to any Contingent Payment: (i) [*] if the Annualized Net Revenue (as defined below) exceeds [*] but is less than [*] and (ii) if the Annualized Net Revenue is equal to or greater than [*], an amount equal to the greater of (x) the Contingent Payment which would have been payable pursuant to Section 1(b)(i) based on the Net Revenues as of the date of such termination or (y) [*]; and

                    (C) if Stockholder dies, becomes disabled, resigns or is terminated with Cause, the Contingent Payment shall be paid as set forth in
Section 1(b)(i) above, subject to Sections 8.2 and 10.2 hereof.

               (iii) The Contingent Payment shall be made within ten (10) days following the end of the Contingent Period (the "Second Closing") in such combination of cash or unregistered shares of Purchaser's common stock as Purchaser may elect in its sole discretion (such shares of Purchaser common stock, if any, together with the Base Stock Payment shares shall be referred to collectively as the "Purchaser Stock"). The number of unregistered shares of Purchaser's common stock issued in respect of the stock portion of the Contingent Payment, if any, shall be calculated on the basis of the average closing price of Purchaser's Common Stock for the ten trading days ending three days prior to the Second Closing.

               (iv) The following terms shall be defined as follows:

                    (A) "Annualized Net Revenues" shall mean the aggregate Net Revenues for the Contingent Period through the end of the month in which such termination without Cause occurs divided by the number of days from Closing through the end of such month multiplied by 365.

                    (B) "Cause" shall mean (1) conviction of Stockholder for a felony entered by a trial court regardless of whether the Stockholder appeals the judgment; (2) the issuance of an award, judgment, or order by an administrative agency, arbitrator, governmental body, governmentally-owned corporation, mediator, self-regulatory organization, or trial court that the Stockholder is prohibited from performing any material duty as employee of Company or Purchaser regardless of whether the Stockholder appeals the award, judgment, or order; (3) any violation by Stockholder of any federal, state, or local law or regulation that has a Material Adverse Effect on the Company or Purchaser; (4) any act or failure to act of

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Stockholder that constitutes gross negligence or intentional misconduct and causes a Material Adverse Effect to the Company or Purchaser; (5) willful misrepresentations to management by Stockholder that have a Material Adverse Effect on the Company or Purchaser; (6) appropriation of the business opportunities of the Company or Purchaser for the personal benefit of the Stockholder or any person or entity in which the Stockholder has an interest;
(7) any act by the Stockholder directed against the Company or Purchaser of bribery, embezzlement, fraud, material misappropriation of assets, or the receipt of kickbacks; or (8) habitual abuse of alcohol or a controlled substance or habitual absence from work for reasons unrelated to illness or physical disability.

                    (C) "Company Business" shall mean the business of the Company as conducted prior to Closing of copying and/or restoring audio and video content on magnetic media and consulting services related thereto.

                    (D) "Net Revenues" shall mean the aggregate gross revenue generated by the Company Business during the Contingent Period as determined in accordance with U.S. GAAP, less any trade and quantity discounts, rebates, commissions paid to third parties who are not employees of the Purchaser or Company, refunds, duties and credit allowances for returns, sales, use, excise and value added taxes, license fees, shipping and shipping insurance costs incurred by Purchaser in connection with such revenues.

               (c) Bonus Payment to Company Employees. At the Closing, Purchaser shall pay to each employee of the Company who will remain an employee of the Company following the Closing a bonus payment (collectively, the "Bonuses") for each such employee in the amounts set forth on Schedule 1(c); provided, however, the Bonus and any Contingent Bonus shall be conditioned on such employee executing Purchaser's standard form of Confidential Information and Inventions Assignment Agreement attached hereto as Exhibit 7.3(h). Further, Purchaser shall pay to each employee of Company who remains an employee of the Company or Purchaser at the expiration of the Contingent Period, an additional bonus payment (collectively, the "Contingent Bonuses") in amounts for each such employee to be mutually determined by Purchaser and Stockholder; provided, however, that the aggregate amount of the Contingent Bonuses shall not exceed the sum of (i) [*] if the Net Revenues are at least [*]; plus (ii) [*] for every dollar Net Revenues exceed [*] but are less than or equal to [*]; provided, further, in no event shall the aggregate amount of the Contingent Bonuses exceed [*]. The Contingent Bonuses may be paid in cash or unregistered shares of Purchaser's Common Stock as Purchaser shall elect in its sole discretion. If any portion of the Contingent Bonuses are paid in shares of Purchaser Common Stock,
(i) the number of shares of Common Stock to be issued shall be based on the average closing price for the ten trading days ending three days prior to the Second Closing and (ii) any employee receiving such Common Stock shall be required to execute an investor representation letter in the form attached hereto as Exhibit 1(c) (the "Investor Representation Letter") in a manner satisfactory to Purchaser.

                                   SECTION 2

                                    CLOSING

     2.   Closing.
          -------

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          2.1 Closing Date. The closing of the Purchase (the "Closing") shall be held at the offices of Venture Law Group, 4750 Carillon Point, Kirkland, WA 98033 at 10:00 a.m. Pacific Standard Time on June 14, 2000 or at such other time and place upon which the parties shall agree orally or in writing, with the Company and Stockholder participating by facsimile, such time and date being referred to herein as the "Closing Date".

          2.2 Actions at the Closing. At the Closing, the Company, the Stockholder and Purchaser shall take such actions and execute and deliver such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

               (a) Stockholder will deliver to Purchaser a certificate or certificates representing all of the Company Shares, together with stock powers duly endorsed in blank for transfer of such Company Shares to Purchaser, and Stockholder shall deliver all other documents required of Stockholder pursuant to the Agreement; and

               (b) Purchaser will deliver to Stockholder (i) by wire transfer the cash consideration set forth in Section 1 above; (ii) a certificate or certificates representing the number of shares of Purchaser Stock owed to Stockholder and to be issued at Closing in accordance with Section 1 above, and Purchaser will deliver all other documents required of Purchaser herein; provided, however, that the cash and shares to be delivered pursuant to this
Section 2.2(b) shall be net of the amounts deposited in escrow as set forth in
Section 2.3(a) below and the amounts to be paid to the professional advisors of Stockholder set forth on Schedule 2.2(b) (the "Professional Payments") which shall be paid at Closing by Stockholder and Purchaser as indicated on Schedule 2.2(b). Any issuance of shares of Purchaser Common Stock in connection with the Professional Payment (i) shall be from the non-escrowed Base Stock Payment and
(ii) shall be conditioned upon such professional advisors executing the Investor Representation Letter in a manner satisfactory to Purchaser.

          2.3  Payment.  At the Closing, the Base Payment shall be paid by
               -------
Purchaser as follows:

               (a) [*] in cash of the Base Cash Payment and [*] shares of the Base Stock Payment shall be placed in escrow as provided in Section 8 below for the purpose of enforcing Stockholder's indemnification obligations under Section 8 below; and

               (b) the remaining Base Payment after the payments set forth in subparagraph (a) above and after deducting the Professional Payments (the "Remaining Amount") shall be paid to Stockholder as set forth in Section 2.2(b) above.

          2.4 Purchase of Common Stock. The Company Shares to be purchased by Purchaser at the Closing represent all outstanding shares of capital stock of the Company, and at such time there shall be no other outstanding securities of or rights to purchase or otherwise acquire securities of the Company.

                                   SECTION 3

                           SECURITIES LAW COMPLIANCE

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

          3.1 Securities Act Exemption. The Purchaser Stock to be issued pursuant to this Agreement shall not be registered under the Securities Act of 1933, as amended ("Securities Act"), in reliance upon the exemption contained in
Section 4(2) of the Securities Act and in reliance upon the representations and warranties of the Stockholder contained in Section 5 below.

          3.2 Stock Restrictions. All certificates representing the shares of Purchaser Common Stock to be issued pursuant to this Agreement shall bear a restrictive legend or legends (and stop transfer orders shall be placed against the transfer thereof with Purchaser's transfer agent), stating substantially as follows:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b)  Any legend required by the securities laws of any state.

                                   SECTION 4

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDER

     In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its Subsidiaries, taken as a whole, or to prevent or materially delay consummation of the transactions contemplated under this Agreement or otherwise to prevent such entity and its Subsidiaries from performing their obligations under this Agreement.

     In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

     Except as disclosed in a document of the same date as this Agreement and delivered by the Company and Stockholder to Purchaser prior to the execution and delivery of this Agreement and specifically referring to the particular representations and warranties in this Agreement (the "Company Disclosure Schedule"), each of the Company and Stockholder jointly and severally represent and warrant to Purchaser as follows (for purposes herein with respect to the Company

Disclosure Schedule, any disclosure made on any section of the Company Disclosure Schedule shall be deemed to be a disclosure made on any other section of the Company Disclosure Schedule where such information would be applicable as required under this Agreement or appropriate):

          4.1  Organization; Subsidiaries.
               --------------------------

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of New York. The Company has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company Disclosure Schedule contains a true and complete list of all states in which the Company is duly qualified or licensed to transact business as a foreign corporation. The Company Disclosure Schedule contains a true and complete listing of the locations of all sales offices, development facilities, and any other offices or facilities of the Company and a true and complete list of all states in which the Company maintains any employees.

               (b) Except as set forth in Section 4.1(b) of the Company Disclosure Schedule, the Company has no Subsidiaries (as defined below). The Company does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, limited liability company, joint venture, firm, association or business organization, entity or enterprise, and the Company does not control (directly or indirectly) the management or policies of any other corporation, partnership, limited liability company, joint venture, firm, association or business organization, entity or enterprise. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership), or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          4.2  Articles of Incorporation and Bylaws.  The Company has delivered
               ------------------------------------
a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents of the Company, as amended to date, to Purchaser. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

          4.3  Capital Structure.
               -----------------

               (a) The authorized capital stock of the Company consists of two hundred (200) shares of Common Stock, no par value. As of the date of this Agreement, there were issued and outstanding one hundred (100) shares of the Company's Common Stock (the "Company Capital Stock"). All of the issued and outstanding shares of the Company Capital Stock are held of record by Stockholder. All outstanding shares of the Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All outstanding shares of the Company Capital Stock were issued in compliance with all applicable federal and state securities laws. The authorized capital stock of Vidipax of Canada, Ltd. ("Vidipax Canada") consists of forty thousand (40,000) shares of Common Stock, par value CN$1.00 per share. As of the date of this Agreement, there were issued and outstanding fifty (50) shares of Vidipax Canada Common Stock. All of the issued and outstanding shares of Vidipax Canada Common Stock are held of record by the Company. All outstanding shares of Vidipax Canada Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, the charter documents of Vidipax Canada or any agreement to which the Company or Vidipax Canada is a party or by which either is bound. All outstanding shares of the Vidipax Canada Common Stock were issued in compliance with all applicable Canadian and U.S. federal, state, provincial or other securities laws.

               (b) There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities of the Company or Vidipax Canada. The Company is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Company equity that has not been issued or committed to prior to the date of this Agreement. Except for the rights created pursuant to this Agreement, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which the Company or the Stockholder is a party or by which the Company or the Stockholder is bound relating to the issued or unissued capital stock of the Company or obligating the Company or the Stockholder to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company or the Stockholder to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock between or among the Company and Stockholder.

          4.4  Authority.  The Company has all requisite corporate power and
               ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has approved this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery by Purchaser, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          4.5  No Conflicts; Required Filings and Consents.
               -------------------------------------------

               (a) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under or result in the creation of any lien upon the assets of the Company under (i) any provision of the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries, as amended; or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, or decree applicable to the Company or any of its properties or assets; or (iii) any statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets except where such conflict, violation or default with any such statute, law, ordinance, rule or regulation would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), applicable state securities laws; and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company and would not prevent, or materially alter or delay any of the transactions contemplated by the Transaction Agreements (as defined below).

          4.6  Financial Statements.  Section 4.6 of the Company Disclosure
               --------------------
Schedule includes a true, correct and complete copy of the Company's unaudited financial statements (balance sheet, statement of operations and statement of cash flows) as, at and for the fiscal year ended December 31, 1999, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) as at, and for the three-month period ended March 31, 2000 (collectively, the "Company Financial Statements"). Except as set forth in
Section 4.6 of the Company Disclosure Schedule, the Company Financial Statements have been prepared in accordance with generally accepted accounting principles (except for the absence of the notes thereto) applied on a consistent basis throughout the periods indicated. The Company Financial Statements fairly set forth in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in Section 4.6 of the Company Disclosure Schedule, the Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The accounts receivable total, accounts payable total and bank account balances provided by the Company and Stockholder for periods subsequent to March 31, 2000 and through a date as reasonably close to the Closing Date as practicable (but in no event more than three (3) days from the Closing Date) for purposes of calculating the Company's net tangible assets in accordance with GAAP are true and correct in all material respects, subject to normal year-end audit adjustments and to the exceptions set forth in Section 4.6 of the Company Disclosure Schedule (such information being referred to as the "Net Tangible Assets Information"). Purchaser, Stockholder and Company each acknowledge that Purchaser relied on the Net Tangible Assets Information in establishing the total consideration Purchaser agreed to pay in connection with the Purchase and any inaccuracy in the Net Tangible Assets Information would have led to a reduction in the total consideration Purchaser agreed to pay to the extent such inaccuracy caused the Company's net tangible assets at Closing to be less than the Company's net tangible assets as of March 31, 2000, in each case as determined in accordance with GAAP.

          4.7  Absence of Undisclosed Liabilities.  Except as set forth in
               ----------------------------------
Section 4.7 of the Company Disclosure Schedule, the Company does not have any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended March 31, 2000 (the "Company Balance Sheet"),
(ii) those incurred in the ordinary course of business since the date of the Company Balance Sheet and consistent with past practice and (iii) those incurred in connection with the execution of this Agreement.

          4.8  Absence of Certain Changes.  Except as set forth in Section 4.8
               --------------------------
of the Company Disclosure Schedule, since March 31, 2000 (the "Company Balance Sheet Date") there has not been, occurred or arisen any:

               (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

               (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

               (c) capital expenditure or commitment by the Company, in excess of $10,000 in any individual transaction or series of related transactions, or in the aggregate exceeding $30,000;

               (d) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of the Company (whether or not covered by insurance) which would constitute a Material Adverse Effect;

               (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

               (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, any change in respect of Taxes, as defined in
Section 4.15, including elections with respect thereto, or any change in capitalization of software development costs) by the Company or any revaluation by the Company of any of its assets;

               (g) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

               (h) increase in the salary or other compensation payable or to become payable by the Company to any officers, directors, employees or advisors of the Company, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, or other than as set forth in Section 4.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, stock appreciation rights and performance awards), stock purchase or other employee benefit plan;

               (i) sale, lease, license of other disposition of any of the assets or properties of the Company, except in the ordinary course of business;

               (j) termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which the Company is a party or by which it is bound;

               (k) loan by the Company to any person or entity, or guaranty by the Company of any loan, other than normal employee advances for legitimate business related expenses;

               (l) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, in excess of $5,000 in the aggregate;

               (m) the commencement or notice or, to the Company's or Stockholder's knowledge, the threat of commencement of any lawsuit or proceeding against or, to the Company's knowledge, investigation of the Company or its affairs;

               (n) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 4.13 below) or of infringement by the Company of any third party's Intellectual Property rights;

               (o) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

               (p) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company, other than in the ordinary course of business;

               (q) event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on the Company; or

               (r) agreement by the Company or any officer or employee of the Company on behalf of the Company to do any of the things described in the preceding clauses (a) through (q).

          4.9  Litigation.  There is no private or governmental action, suit,
               ----------
proceeding, claim, arbitration or investigation (collectively, a "Suit") pending or, to the Company's and the Stockholder's knowledge, currently threatened against the Company that questions the validity or enforceability of this Agreement or the Escrow Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect on the Company, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. For the purposes of this Section 4.9, "Suit" shall include but not be limited to any action, suit, proceeding, claim, arbitration or investigation pending or, to the Company's or the Stockholder's knowledge, currently threatened against the Company involving the prior employment of any of the Company's current employees, such employees' use in connection with the Company's business of any information or techniques proprietary to any of such employees' former employers, such employees' obligations under any agreements with prior employers, or negotiations by the Company with potential investors in the Company or its proposed business. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding, claim, arbitration or investigation by the Company currently pending or which the Company intends to initiate.

          4.10  Restrictions on Business Activities.  There is no agreement,
                -----------------------------------
judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or currently proposed future business practice of the Company, any acquisition of property by the Company or the overall conduct of business by the Company as currently conducted or as proposed to be conducted by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

          4.11  Permits.  The Company is in possession of all franchises,
                -------
grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Authorizations") and no suspension or cancellation of any the Company Authorization is pending or, to the Company's and Stockholder's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any the Company Authorization would not have a Material Adverse Effect on the Company. The Company is not in conflict with, or in default or violation of, (i) any laws applicable to the Company or by which any property or asset of the Company is bound or affected, (ii) any Company Authorization, or
(iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except in all cases for any such conflict, default or violation that would not have a Material Adverse Effect on the Company.

          4.12  Title to Property.  The Company has good and marketable title
                -----------------
to all of its properties and assets, real and personal, reflected as owned in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except, in each case, for (i) liens for current taxes not yet due and payable,
(ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which is reflected on the Company Balance Sheet. Except for equipment which is used for parts or the Collection (as defined in Section 10.4), the plants, property and equipment of the Company that are frequently used in the operations of its business are in good operating condition and repair, subject to normal wear and tear and taking into account the nature and age of the equipment and the frequency of its use. Except as set forth on Section 4.12 of the Company Disclosure Schedule, all properties used in the operations of the Company are reflected in the Company Balance Sheet to the extent generally accepted accounting principles require the same to be reflected and to the extent acquired prior to the Company Balance Sheet Date. Section 4.12 of the Company Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) except where such default would not have Material Adverse Effect on the Company.

          4.13  Intellectual Property.
                ---------------------

               (a) The Company owns, or is licensed or otherwise possess legally sufficient and enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of the Company as currently conducted or as proposed to be conducted by the Company except where the failure to have such rights would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (b) Section 4.13 of the Company Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product or service offered by the Company. The Company is not in violation of any license, sublicense or agreement described in Section 4.13 of the Company Disclosure Schedule, except for such violations as will not have a Material Adverse Effect on the Company. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Section 4.13 of the Company Disclosure Schedule, the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Intellectual Property is being used.

               (c) To Company's and Stockholder's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company, any trade secret material to the Company or any Intellectual Property right of any third party to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. Except as set forth on Section 4.13(c) of the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

               (d) The Company is not nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

               (e) All patents, registered trademarks, registered service marks and copyrights held by the Company are valid and existing and, to the Company's and Stockholder's knowledge, there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of the Company. The Company has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. Neither the conduct of the business of the Company as currently conducted or contemplated nor the manufacture, sale, licensing or use of any of the products of the Company as now manufactured, sold or licensed or used, infringes on or will infringe or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party, except where such infringement or conflict would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the Company's and Stockholder's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of the Company, except such as may have been commenced by the Company. There is no breach or violation of or, to the Company's and Stockholder's knowledge, threatened or actual loss of rights under any license agreement to which the Company is a party.

               (f) Except as set forth on Section 4.13(f) of the Company Disclosure Schedule, the Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that the Company does not already own by operation of law, except where the failure to obtain such assignments would not have a Material Adverse Effect on the Company.

               (g) Except as set forth on Section 4.13(g) of the Company Disclosure Schedule, the Company has taken all necessary and appropriate steps that are commercially reasonable to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"), except where the failure to take such steps would not have a Material Adverse Effect on the Company. The Company has a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in the Company's standard forms and all current and former employees, consultants and independent contractors of the Company have executed such an agreement. All use, disclosure or appropriation of Confidential Information owned by the Company by or to a third party has been pursuant to the terms of a written agreement between the Company and such third party, except where such use, disclosure or appropriation would not have a Material Adverse Effect on the Company.

          4.14  Compliance with Environmental Requirements.
                ------------------------------------------

          (a)  The following terms shall be defined as follows:

               (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials (as defined below) or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public.

               (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum or petroleum products including crude oil or any fractions thereof; natural gas, synthetic gas, or any mixtures thereof; radon; asbestos; or any other pollutant or contaminant, in each case as used by the Company or Stockholder.

               (iii) "Property" shall mean all real property leased or owned by the Company or its Subsidiaries either currently or in the past.

               (iv) "Facilities" shall mean all buildings and improvements on the Property of the Company or its Subsidiaries.

          (b) The Company represents and warrants as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities by the Company or Stockholder or, to the Company's and Stockholder's knowledge, by any other person or entity; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; and (iii) the Company and its Subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or of its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to Hazardous Materials or a violation of any Environmental and Safety Laws by the Company or Stockholder or, to the Company's and Stockholder's knowledge, by any other person or entity; (v) to the Company's and Stockholder's knowledge, neither the Company nor its Subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) there has not been in the past, and there is not now, any contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of Hazardous Materials on, under or migrating to or from the Facilities or Property (including without limitation, soils and surface and ground waters);
(vii) neither the Company nor Stockholder installed or had installed any underground tanks or made any underground improvements at, on or under the property, including without limitation treatment or storage tanks, sumps, or water, gas or oil wells, and to the Company's and Stockholder's best knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells;
(viii) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities by the Company or Stockholder or, to the Company's and Stockholder's knowledge, by any other person or entity, or any equipment on the Property containing PCBs at levels in excess of 50 parts per million owned or used by the Company or Stockholder, or, to the Company's and Stockholder's knowledge, by any other person or entity;
(ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities as a result of any action or failure to act by the Company or Stockholder, or, to the Company's and Stockholder's knowledge, by any action or failure to act by any other person or entity; (x) the Facilities and the Company's and its Subsidiaries uses and activities therein as conducted by the Company and Stockholder, or, to the Company's and Stockholder's knowledge, as conducted by any other person or entity have at all times complied with all Environmental and Safety Laws; (xi) the Company and its Subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits; and (xii) neither the Company nor any of its Subsidiaries is liable for any off-site contamination nor under any Environmental and Safety Laws.

          4.15  Taxes.
                -----

               (a) For purposes of this Section 4.15 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                    (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                    (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

               (b) Except as set forth on Section 4.15(b) on the Company Disclosure Schedule, all Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis (taking into account all properly requested extensions of due dates) and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Company under Section 6655 of the Code or comparable provisions of state, territorial, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). The Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. The Company has received from each employee who holds stock that is subject to a substantial risk of forfeiture as of the date hereof, a copy of the election(s) made under Section 83(b) of the Code with respect to all such shares, and such elections were validly made and filed with the Internal Revenue Service in a timely fashion. There is no claim for Taxes that is a lien on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings which are reflected as a reserve on the Company Financial Statements. The Company has not been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

               (c) Except as set forth in Section 4.15 of the Company Disclosure Schedule, the amount of the Company's liabilities for unpaid Taxes for all periods through the date of the Company Balance Sheet do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Company Balance Sheet and there is on the Company Balance Sheet an adequate accrual in accordance with generally accepted accounting principles ("GAAP") for all liabilities for Taxes of the Company payable after the date of the Company Balance Sheet attributable to transactions and events occurring prior to such date. No material liability for Taxes or amount of taxable income of the Company has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

               (d) Purchaser has been furnished by the Company true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including the Company for all periods since 1996.

               (e) No audit of the Returns of the Company by a government or taxing authority is in process, or, to the Company's or Stockholder's knowledge, threatened (either in writing or orally, formally or informally) or, to the Company's or Stockholder's knowledge, pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of the Company, and the Company has not received notice (either in writing or orally, formally or informally) nor does it expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. The Company is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against the Company, or any of its respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company. The Company has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

               (f) The Company is not (nor has it ever been) party to any tax sharing agreement.

               (g) The Company is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a "consenting corporation" under Section 341(f) of the Code. The Company has not entered into any agreements where any payment thereunder would result in a nondeductible expense to the Company pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to
Section 4999 of the Code. The Company has not agreed to, nor is it required to make, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and the Company will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which the Company received the economic benefit prior to the Closing Date. The Company is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

               (h) Section 4.15(h) of the Company Disclosure Schedule contains accurate and complete information regarding the Company's net operating losses for federal and each state tax purposes. The Company has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383 or 384 of the Code.

          4.16  Employee Benefit Plans.
                ----------------------

               (a) Section 4.16 of the Company Disclosure Schedule lists, with respect to Company, each Subsidiary of Company and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code
Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all contracts and agreements relating to employment that provide for annual compensation in excess of $100,000 and all severance agreements, with any of the directors, officers or employees of Company or its Subsidiaries (other than, in each case, any such contract or agreement that is terminable by the Company or its Subsidiary at will or without penalty or other adverse consequence), (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Company or any Subsidiary and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Company or any Subsidiary of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Company or any Subsidiary (together, the "Company Employee Plans").

               (b) Company has furnished to Purchaser a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service an opinion letter or favorable determination letter as to its initial qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation; may rely on an opinion letter issued to a prototype plan sponsor with respect to a standardized plan adopted by Company in accordance with the requirements for such reliance; or has applied to the Internal Revenue Service for such a determination letter (or has time remaining to apply for such a determination letter) prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue

Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination with respect to all periods since the date of adoption of such Company Employee Plan. Company has also furnished Purchaser with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

               (c) Except as set forth in Section 4.16(c) of the Company Disclosure Schedule, (i) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (ii) to the Company's knowledge, there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, and not exempt under Section 408 of ERISA or Section 4975 of the Code, with respect to any Company Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Company and each Subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) neither Company nor any Subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980D of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by Company or any Subsidiary or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty
(30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Company Employee Plan is covered by, and neither Company nor any Subsidiary or ERISA Affiliate has incurred or expects to incur any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or an employee's withdrawal from, any Company Employee Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability, or under
Section 412 of the Code; and (viii) no compensation paid or payable to any employee of Company or any Subsidiary has been, or will be, non-deductible by reason of application of Section 162(m) or 280G of the Code. With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Company nor any Subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

               (d) With respect to each Company Employee Plan, Company and each of its United States Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any similar applicable state law, (ii) the applicable requirements of the Health Insurance Portability Amendments Act ("HIPAA") and the regulations thereunder and (iii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder or any similar applicable state law, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

               (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Company, any Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Company's financial statements.

          4.17  Certain Agreements Affected by this Agreement.  Except as
                ---------------------------------------------
provided for in Section 1(c) of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Company or any of its Subsidiaries, (ii) materially increase any benefits otherwise payable by Company, or (iii) result in the acceleration of the time of payment or vesting of any such benefits except as required under Code section 411(d)(3).

          4.18  Employee Matters.  The Company and each of its Subsidiaries are
                ----------------
in compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Company or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. Neither Company nor any of its Subsidiaries has any material obligations under COBRA or any similar state law with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the knowledge of Company or any of its Subsidiaries, threatened, between Company or any of its Subsidiaries and any of their respective employees or former employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor unions contract nor does Company or any of its Subsidiaries know of any activities or proceedings of any labor union or other group to organize any such employees. To the Company's knowledge, the Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, (the "WARN Act") and no fact or event exists that could give rise to liability under the WARN Act. Section 4.18 of the Company Disclosure Schedule contains a list of all employees who are currently on a leave of absence (whether paid or unpaid), the reasons therefor, the expected return date, and whether reemployment of such employee is guaranteed by contract or statute, and a list of all employees who have requested a leave of absence to commence at any time after the date of this Agreement, the reason therefor, the expected length of such leave, and whether reemployment of such employee is guaranteed by contract or statute.

          4.19  Material Contracts.
                ------------------

               (a) Subsections (i) through (viii) of Section 4.19(a) of the Company Disclosure Schedule contain a list of all contracts and agreements to which the Company is a party and that are material to the business, results of operations, or condition (financial or otherwise), of the Company taken as a whole (such contracts, agreements and arrangements as are required to be set forth in Section 4.19(a) of the Company Disclosure Schedule being referred to herein collectively as the "Material Contracts"). Material Contracts shall include, without limitation, the following and shall be categorized in the Company Disclosure Schedule as follows:

                    (i) each contract and agreement (other than routine purchase orders and pricing quotes in the ordinary course of business covering a period of less than 1 year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company under the terms of which the Company: (A) paid or otherwise gave consideration of more than $20,000 in the aggregate to date in 2000 or during the calendar year ended December 31, 1999, (B) is likely to pay or otherwise give consideration of more than $20,000 in the aggregate over the remaining term of such contract, or (C) cannot be cancelled by the Company without penalty or further payment of less than $20,000;

                    (ii) each customer contract and agreement (other than routine sales orders, repair orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year to which the Company is a party which (A) involved payments by or to the Company of more than $20,000 in the aggregate to date in 2000 or during the calendar year ended December 31, 1999,
(B) is likely to involve payments by or to the Company of more than $20,000 in the aggregate over the remaining term of the contract, or (C) cannot be cancelled by the Company without penalty or further payment of less than $20,000;

                    (iii) (A) all distributor, manufacturer's representative, broker, franchise, agency and dealer contracts and agreements to which the Company is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which the Company is a party which: (1) involved payments by or to the Company of more than $20,000 in the aggregate to date in 2000 or during the calendar year ended December 31, 1999 or (2) are likely to involve payments by or to the Company of more than $20,000 in the aggregate over the remaining term of the contract;

                    (iv) all management contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which (A) involved payments by or to the Company or more than $20,000 in the aggregate during the calendar year ended December 31, 1999 or (B) are likely to involve payments by or to the Company of more than $20,000 in the aggregate over the remaining term of the contract;

                    (v) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money or under which the Company has imposed (or may impose) a security interest or lien on any of its assets, whether tangible or intangible, to secure indebtedness;

                    (vi) all contracts and agreements that limit the ability of the Company or, after the Closing, Purchaser or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

                    (vii) all other contracts or agreements (A) which if not already covered above are, in the judgment of the Company, material to the Company or the conduct of its businesses, (B) the absence of which would have a Material Adverse Effect on the Company, or (C) which are believed by the Company to be of unique value even though not material to the business of the Company.

               (b) Except as would not reasonably likely have a Material Adverse Effect on the Company, each Material Contract is a legal, valid and binding agreement in full force and effect and enforceable by the Company in accordance with their terms; the Company is not in receipt of any claim of default under any such agreement; and the Company does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of this Agreement. The Company has furnished Purchaser with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

               (c) The Company is not in default under or in breach or violation of, nor, to the Company's knowledge, is there any valid basis for any claim of default by the Company under, or breach or violation by the Company of, any material provision of any Material Contract. To the Company's and Stockholder's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract. Except as specifically indicated on Section 4.19(c) of the Company Disclosure Schedule, none of the Material Contracts provides for indemnification by the Company of any third party. No claims have been made or, to the knowledge of the Company and Stockholder, threatened that would require indemnification by the Company.

          4.20  Interested Party Transactions.  Except as set forth on Section
                -----------------------------
4.20 of the Company Disclosure Schedule, the Company is not indebted to any director, officer, employee or shareholder of the Company or Purchaser (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company. Section 4.20 of the Company Disclosure Schedule lists all agreements and arrangements currently in effect, and currently proposed agreements and arrangements, by or between the Company, on the one hand, with or for the benefit of any current or former shareholder, director or officer of the Company, on the other hand. Section 4.20 of the Company Disclosure Schedule lists all payments of any kind since December 31, 1999, from the Company, to or for the benefit of any current or former shareholder, officer, director or other affiliate of the Company other than payments related to employment. All debts of any of the Company's shareholders, officers, directors or their respective Affiliates owed or owing to the Company are reflected in the Company Financial Statements.

          4.21  Insurance.  The Company has policies of insurance and bonds of
                ---------
the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds. The Company and the Stockholder have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          4.22  Compliance With Laws.  The Company has complied with, is not in
                --------------------
violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on the Company.

          4.23  Minute Books.  The minute books of the Company made available to
                ------------
Purchaser contain true copies of all minutes of all meetings of directors and stockholders and all actions by written consent since the time of incorporation of the Company through the date of this Agreement.

          4.24  Complete Copies of Materials.  The Company has delivered or made
                ----------------------------
available true and copies of each document which has been requested by Purchaser or its counsel in connection with their legal and accounting review of the Company.

          4.25  Bank Accounts.  Section 4.25 of the Company Disclosure Schedule
                -------------
sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which the Company maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

          4.26  Brokers' and Finders' Fees.  Except as set forth on Schedule
                --------------------------
2.2(b), neither the Company or the Stockholder has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          4.27  Compliance with the Hart-Scott-Rodino Act.  Neither the
                -----------------------------------------
Company's total assets or annual net sales exceed $10,000,000 within the meaning of, and calculated in accordance with, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 7A(a)(3) of the Clayton Act, 15 U.S.C. (S) 18A, and the regulations promulgated thereunder.

          4.28  Third Party Consents.  Except as set forth in Section 4.29 of
                --------------------
the Company Disclosure Schedule, no consent or approval is needed from any third party in order for the Company to effect this Agreement or any of the transactions contemplated hereby.

          4.29  Representations Complete.  None of the representations or
                ------------------------
warranties made by the Company herein or in any Exhibit or Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

          4.30  Breach of Representations and Warranties.  Neither the Company
                ----------------------------------------
nor Stockholder has any actual knowledge of any fact or circumstance constituting a breach of the representations and warranties of the Purchaser set forth in Section 6 of this Agreement.

                                   SECTION 5

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Purchaser as follows:

          5.1  Power, Authorization and Validity.  The Stockholder, and Brown
               ---------------------------------
Bear Realty, Inc. ("Brown Bear") in the case of the Lease Agreement, has all requisite legal power and authority, as the case may be, to enter into and perform his or its obligations under this Agreement, the Registration Rights Agreement attached hereto as Exhibit 7.1(d) (the "Rights Agreement"), the Employment Letter attached hereto as Exhibit 7.1(f) (the "Employment Letter"), the lease agreement by and between Brown Bear and Purchaser in substantially the form attached as Exhibit 7.1(e) (the "Lease Agreement") and the Escrow Agreement by and among the Purchaser, Stockholder and the escrow agent attached hereto as
Exhibit 7.1(c) (the "Escrow Agreement" and this Agreement, the Rights Agreement, the Employment Letter, the Lease Agreement and the Escrow Agreement together being referred to as the "Transaction Agreements) and to consummate the transactions contemplated hereby. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by all necessary action, including, if applicable, corporate action, by or on behalf of Brown Bear. The Transaction Agreements have been duly executed and delivered by Stockholder or Brown Bear, as the case may be, and constitute valid and binding obligations of Stockholder or Brown Bear, as the case may be, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and equitable remedies. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Stockholder or Brown Bear, as the case may be in connection with the execution and delivery of the Transaction Agreements by the Stockholder or Brown Bear, as the case may be, or the consummation by the

Stockholder or Brown Bear, as the case may be, of the transactions contemplated hereby and thereby.

          5.2  Title to Stock.  Stockholder is the sole owner of all of the
               --------------
outstanding capital stock of the Company and has good, valid and marketable title to all of the Company Shares free and clear of all restrictions, claims, liens, charges, encumbrances and equities whatsoever, except as a result of applicable state and federal securities laws. Stockholder represents that he has full right, power and authority to sell, transfer and deliver such Company Shares to Purchaser, and, upon delivery of the certificate or certificates therefor duly endorsed for transfer to Purchaser and Purchaser's payment for and acceptance thereof, will transfer to Purchaser good, valid and marketable title thereto free and clear of any restriction, claim, lien, charge, encumbrance or equity whatsoever. Stockholder is not party to any voting trust, agreement or arrangement affecting the exercise of the voting rights of the Company Shares. There is no action, proceeding, claim or, to the Stockholder's knowledge, investigation against the Stockholder or the Stockholder's assets or properties pending or, to the Stockholder's knowledge, threatened, at law or in equity, or before any court, arbitrator or other tribunal, or before any administrative law judge, hearing officer or administrative agency relating to or in any other manner impacting upon the Company Shares held by the Stockholder.

          5.3  No Violation.  The execution, delivery and performance of the
               ------------
Transaction Agreements, and the consummation of the Purchase and the other transactions contemplated by the Transaction Agreements do not and will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default or result in the creation or imposition of any lien, charge or encumbrance upon any of the Company Shares under, (a) any instrument, indenture, lease, mortgage or other agreement or contract to which the Stockholder is a party or to which the Stockholder or any of the Stockholder's assets or properties may be subject or
(b) any federal, state, local or foreign judgment, writ, decree, order, ordinance, statute, rule or regulation applicable to the Stockholder or the Stockholder's assets or properties. The consummation of the Purchase and the other transactions contemplated by the Transaction Agreements will not require the consent of any third person with respect to the rights, licenses, franchises, leases or agreements of the Stockholder.

          5.4  Acknowledgment.  The Stockholder hereby acknowledges that the
               --------------
Stockholder has read the Transaction Agreements and the other documents to be delivered in connection with the consummation of the transactions contemplated hereby and thereby and has made an independent examination of the transactions contemplated hereby (including the tax consequences thereof). The Stockholder acknowledges receipt of an and opportunity to review the Purchaser SEC Documents (as defined below). The Stockholder acknowledges that the Stockholder has had an opportunity to consult with and has relied solely upon the advice, if any, of the Stockholder's legal counsel, financial advisors, or accountants with respect to the transactions contemplated hereby to the extent the Stockholder has deemed necessary, and has not been advised or directed by Purchaser, the Company or their respective legal counsel or other advisors in respect of any such matters and has not relied on any such parties in connection with the Transaction Agreements and the transactions contemplated hereby and thereby. To the extent the representations and warranties contained in this Section 5.4 are made as of the Second Closing, Purchaser SEC Documents shall be deemed to include all other forms, reports and registration statements (other than exhibits to registration statements and materials relating to stock option and compensation plans) filed with the SEC by Purchaser after the date hereof and prior to the Second Closing.

          5.5  Acquisition Entirely for Own Account.  This Agreement is made
               ------------------------------------
with Stockholder in reliance upon his representation to Purchaser, which by its execution of this Agreement, Stockholder hereby confirms, that the Purchaser Stock to be acquired by Stockholder will be acquired for investment for Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same, except to the extent of any hedging, short sale or collaring transactions permitted by applicable state and federal securities laws that would not jeopardize the exemptions relied upon for the issuance of the Purchaser Stock to Stockholder and provided that the Company is provided a legal opinion of Stockholder's counsel to such effect. By executing this Agreement, Stockholder further represents that, except for the Professional Payments, he does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchaser Stock.

          5.6  Restricted Securities.  Stockholder understands that the
               ---------------------
Purchaser Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Stockholder's representations as expressed herein. Stockholder understand that the shares of Purchaser Stock are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Stockholder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Stockholder acknowledges that, except as provided in Section 7.1(d) the Company has no obligation to register or qualify the Purchaser Stock for resale. Stockholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to Purchaser which are outside of Stockholder's control, and which Purchaser is under no obligation and may not be able to satisfy.

          5.7  Legends.  Stockholder understands that the Purchaser Stock and
               -------
any securities issued in respect of or exchange for the Purchaser Stock, may bear the legends set forth in Section 3.2.

          5.8  Accredited Investor. Stockholder is an accredited investor as
               -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                                   SECTION 6

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Except as disclosed in a document of even date herewith and delivered by Purchaser to the Company and the Stockholder prior to the execution and delivery of this Agreement (the

"Purchaser Disclosure Schedule"), Purchaser hereby represents and warrants to the Company and the Stockholder as follows:

          6.1  Organization, Standing and Power.  The Purchaser is a corporation
               --------------------------------
duly organized, validly existing and in good standing under the laws of the state of Delaware. The Purchaser has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser. The Purchaser is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser.

          6.2  Authority.  Purchaser has all requisite corporate power and
               ---------
authority to enter into the Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser. The Purchaser's Board of Directors has approved this Agreement, the Escrow Agreement, the Employment Letter and the Rights Agreement and the transactions contemplated thereby. The Transaction Agreements have been duly executed and delivered by Purchaser and constitute valid and binding obligations of Purchaser enforceable against the Purchaser in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. The shares of Purchaser Stock, when in issued in accordance with the terms and conditions of this Agreement shall be validly issued, fully-paid and nonassessable.

          6.3  No Conflict; Required Filings and Consents.
               ------------------------------------------

               (a) The execution and delivery of the Transaction Agreements by Purchaser does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under or result in the creation of any lien upon the assets of the Purchaser under (i) any provision of the Certificate of Incorporation or Bylaws of Purchaser, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or assets.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Purchaser in connection with the execution and delivery of the Transaction Agreements by Purchaser or the consummation by Purchaser of the transactions contemplated hereby and thereby, except for

(i) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, and any amendments thereto, (ii) any filings as may be required under applicable state securities laws and (iii) consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Purchaser and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

          6.4  SEC Documents; Financial Statements.
               -----------------------------------

               (a) Purchaser has filed all forms, reports and documents required to be filed by Purchaser with the SEC since March 14, 2000, and heretofore has made available to the Stockholder copies, in the form filed with the SEC, of (i) its Registration Statement on Form S-1 effective as of March 14, 2000; (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 2000 and (iii) all other forms, reports and registration statements (other than exhibits to registration statements and materials relating to stock option and compensation plans) filed with the SEC by Purchaser since March 14, 2000, and prior to the date hereof, and Purchaser will have made available to the Stockholder true and complete copies of any additional documents filed with the SEC by Purchaser after the date hereof and prior to the Closing (collectively, the "Purchaser SEC Documents"). As of their respective filing dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Purchaser SEC Documents and none of the representations or warranties made by the Company herein or in any Exhibit or Schedule hereto, including the Purchaser Disclosure Schedule, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Purchaser SEC Document.

               (b) The financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC Documents (the "Purchaser Financial Statements") were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Form 10-Q). The Purchaser Financial Statements fairly present the consolidated financial condition and operating results of Purchaser at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

          6.5  Litigation.  There is no private or governmental action, suit,
               ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Purchaser, threatened against Purchaser or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Purchaser. There is no judgment, decree or order against Purchaser that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Purchaser.

          6.6  Purchase Entirely for Own Account.  This Agreement is made with
               ---------------------------------
the Purchaser in reliance upon the Purchaser's representation to the Company and Stockholder, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Company Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Company Shares. The Purchaser has not been formed for the specific purpose of acquiring the Company Shares.

          6.7  Restricted Company Shares.  The Purchaser understands that the
               -------------------------
Company Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Company Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Company Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Company Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Company Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          6.8  No Public Market.  The Purchaser understands that no public
               ----------------
market now exists for any of the Company Shares, and that neither the Company nor the Stockholder has made no assurances that a public market will ever exist for the Company Shares.

          6.9  Legends.  The Purchaser understands that the Company Shares and
               -------
any Company Shares issued in respect of or exchange for the Company Shares, may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE COMPANY SHARES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          6.10  Accredited Investor.  The Purchaser is an accredited investor as
                -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          6.11  Breach of Representations and Warranties.  The Purchaser has no
                ----------------------------------------
actual knowledge of any fact or circumstance constituting a breach of the representations and warranties of the Company and Stockholder set forth in
Section 4 of this Agreement or of the representations and warranties of Stockholder set forth in Section 5 of this Agreement.

                                   SECTION 7

                             CONDITIONS TO CLOSING

          7.1  Conditions to Obligations of Each Party.  The respective
               ---------------------------------------
obligations under this Agreement of each party hereto shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties:

               (a)  Conditions to Obligations of Each Party.  No temporary
                    ---------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal.

               (b)  Governmental Approval.  Purchaser, Stockholder and the
                    ---------------------
Company shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including, without limitation, such approvals, waivers and consents as may be required under the Securities Act and under any state securities laws.

               (c)  Escrow Agreement.  Purchaser, the Company, Escrow Agent and
                    ----------------
the Stockholder shall have entered into an Escrow Agreement.

               (d)  Registration Rights Agreement.  Purchaser and Stockholder
                    -----------------------------
shall have entered into the Rights Agreement to provide Stockholder with certain "piggy-back" registration rights with respect to the Purchaser Stock.

               (e)  Lease Agreement.  Brown Bear Realty, Inc. and Purchaser
                    ---------------
shall haveentered into the Lease Agreement.

               (f)  Employment Letter Agreement.  Stockholder and Purchaser
                    ---------------------------
shall have executed the Employment Letter.

               (g)  Sterling Factoring Agreement.  The letter agreement by and
                    ----------------------------
between the Company and Sterling Factors Corporation dated as of April 22, 1997 shall have been terminated.

          7.2  Additional Conditions to Obligations of the Company and the
               -----------------------------------------------------------
Stockholder.  The obligations of the Company and the Stockholder under this
-----------
Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company and the Stockholder:

               (a)  Representations, Warranties and Covenants.  (i) Each of the
                    -----------------------------------------
representations and warranties of Purchaser in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Purchaser in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Closing as though such representation or warranty had been made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Purchaser as of the Closing.

               (b)  Certificates of Purchaser.
                    -------------------------

                    (i)  Compliance Certificate of Purchaser.  The Company
                         -----------------------------------
shall have been provided with a certificate executed on behalf of Purchaser by its President or its Chief Financial Officer to the effect that, as of the Closing, each of the conditions set forth in Section 7.2(a) above has been satisfied with respect to Purchaser.

                    (ii)  Certificate of Secretary of Purchaser.  The Company
                          -------------------------------------
shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Purchaser certifying:

                         (A)  Resolutions duly adopted by the Board of Directors
of Purchaser authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                         (B)  the incumbency of the officers of Purchaser
executing this Agreement and all agreements and documents contemplated hereby.

               (c)  Legal Opinion.  The Company shall have received a legal
                    -------------
opinion from Purchaser's legal counsel substantially in the form of Exhibit 7.2(c) hereto.

               (d)  No Material Adverse Effect.  There shall not have occurred
                    --------------------------
any event or condition of any character that has a Material Adverse Effect on Purchaser.

               (e)  Minimum Number of Purchaser Shares.  Notwithstanding the
                    ----------------------------------
limitation set forth in the last clause of Section 1.1(a) to the contrary, the obligations of the Company and the Stockholder to enter into this Agreement shall be subject to Stockholder receiving at Closing shares of Purchaser Common Stock with a value of [*] as the Base Stock Payment, calculated

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

using the average closing price of the Purchaser common stock for the ten trading days ending three days prior to Closing.

               (f)  Stockholder Guaranties.  Purchaser shall cooperate in good
                    ----------------------
faith to assist Stockholder in his efforts to be released from any personal guaranties of Company liabilities undertaken by Stockholder as set forth on
Schedule 7.2(f) hereof (the "Stockholder Guarantees"), including without limitation the signing by Purchaser of equivalent guaranties upon the request of the Company's creditors. Purchaser agrees to indemnify and hold harmless Stockholder for any obligations or liabilities Stockholder may have following the Closing under the Stockholder Guarantees, except for any such obligations or liabilities resulting from Stockholder's fraud, intentional misconduct or gross negligence. Purchaser shall repay all obligations outstanding under the SBA Loan (#PLP 304-658-4004 administered by the CIT Group) promptly following Closing.

               (g)  Payments.  Stockholder shall receive at Closing a payment
                    --------
from the Company or Purchaser of a total of [*] representing payment in full for all outstanding indebtedness owed to Stockholder by the Company as of the Closing Date, except that the Company owes Stockholder approximately [*] for reimbursement of certain business expenses incurred by Stockholder on behalf of the Company which will be repaid within seven days of Closing upon receipt of invoices therefor.

          7.3  Additional Conditions to the Obligations of Purchaser.  The
               -----------------------------------------------------
obligations of Purchaser under this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Purchaser:

               (a)  Representations, Warranties and Covenants.  (i) Each of the
                    -----------------------------------------
representations and warranties of the Company and the Stockholder in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of the Company and the Stockholder in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Closing as though such representation or warranty had been made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and
(ii) the Company and the Stockholder shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

               (b)  No Material Adverse Effect.  There shall not have occurred
                    --------------------------
any event or condition of any character that has a Material Adverse Effect on the Company.

               (c)  Certificates of the Company and the Stockholder.
                    -----------------------------------------------

                    (i)  Compliance Certificate of the Company.  Purchaser
                         -------------------------------------
shall have been provided with a certificate executed on behalf of the Company by its President to the effect that, as of the Closing, each of the conditions set forth in Section 7.3(a) and (b) above has been satisfied.

                    (ii)  Compliance Certificate of Stockholder.  Purchaser
                          -------------------------------------
shall have been provided with a certificate executed by Stockholder to the effect that, as of the Closing, each of the conditions set forth in Section 7.3(a) and (b) above has been satisfied.

                    (iii)  Certificate of Secretary of the Company.  Purchaser
                           ---------------------------------------
shall have been provided with a certificate executed by the Secretary of the Company certifying:

                         (A)  resolutions duly adopted by the Board of
Directors of the Company authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                         (B)  the Articles of Incorporation and Bylaws of the
Company, as in effect immediately prior to the Closing, including all amendments thereto; and

                         (C)  the incumbency of the officers of the Company
executing this Agreement and all agreements and documents contemplated hereby.

               (d)  Third Party Consents.  Purchaser shall have been furnished
                    --------------------
with evidence satisfactory to it that the Company has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required or requested by Purchaser in connection with this Agreement.

               (e)  Injunctions or Restraints; Conduct of Business.  No
                    ----------------------------------------------
proceeding brought by any administrative agency or commission of other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the transactions contemplated by this Agreement shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Purchaser's conduct or operation of the business of the Company, following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

               (f)  Legal Opinion.  Purchaser shall have received a legal
                    -------------
opinion from the Company's legal counsel, in substantially the form of Exhibit 7.3(f).

               (g)  Resignation of Directors and Officers.  Purchaser shall have
                    -------------------------------------
received letters of resignation from each of the directors and officers of the Company in office immediately prior to the Closing, which resignations in each case shall be effective as of the Closing.

               (h)  Confidentiality and Assignment of Inventions Agreement.
                    ------------------------------------------------------
Each of Company's employees identified on Schedule 7.3(h) shall have executed Purchaser's standard Confidential Information and Assignment of Inventions Agreement in the form attached hereto a Exhibit 7.3(h).

               (i)  401(k) Plan.  The Company's 401(k) Plan shall have been
              ------------
terminated at or prior to Closing.

          7.4  Conditions to the Obligations of Purchaser at the Second
               --------------------------------------------------------
Closing. The obligations of Purchaser under this Agreement at the Second
-------
Closing shall be subject to the satisfaction at or prior to the Second Closing of each of the following conditions, any of which may be waived, in writing, by
Purchaser:

               (a)  Representations, Warranties and Covenants.  (i) Each of the
                    -----------------------------------------
representations and warranties of the Stockholder set forth in Sections 5.4, 5.5, 5.6, 5.7 and 5.8 in this Agreement shall be true in all respects, on and as of the Second Closing as though such representation or warranty had been made on and as of the Second Closing.

               (b)  Certificate of the Stockholder.  Purchaser shall have been
                    ------------------------------
provided with a certificate executed by Stockholder to the effect that, as of the Second Closing, the conditions set forth in Section 7.4(a) above has been satisfied.

                                   SECTION 8

                          ESCROW AND INDEMNIFICATION

          8.1  Escrow Fund.  As soon as practicable after the Closing Date, [*]
               -----------
shares of the Base Stock Payment (the "Initial Escrow Shares" and, together with the New Shares (as defined below), the "Escrow Shares") and [*] of the Base Cash Payment to be paid to Stockholder (the "Escrow Cash") shall, without any act of any Stockholder, be deposited with HSBC Bank USA (the "Escrow Agent"), such deposit to constitute the escrow fund (the "Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement. If any Damages (as defined below) arise, the Escrow Fund shall be available to compensate the Indemnified Persons (defined below) pursuant to the indemnification obligations of the Stockholder pursuant to Section 8.2 and in accordance with the Escrow Agreement; provided, however, resort to the Escrow Fund shall not be the exclusive recourse to compensate the Indemnified Persons for any Damages.

          8.2  Stockholder Indemnification.  Subject to the limitations set
               ---------------------------
forth in this Section 8, from and after the Closing Date, the Stockholder shall protect, defend, indemnify and hold harmless Purchaser and its affiliates, officers, directors, employees, representatives and agents (each a "Purchaser Indemnified Person" and collectively "Purchaser Indemnified Persons") from and against any and all losses, costs, damages, liabilities, fees (including without limitation reasonable attorneys' fees and other reasonable fees incurred in the investigation and defense) and expenses (collectively, the "Damages"), that any of the Purchaser Indemnified Persons incurs by reason of or in connection with
(i) any claim, demand, action or cause of action (collectively, a "Claim") alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Company or Stockholder contained in this Agreement, including any exhibits or schedules attached hereto which becomes known to Purchaser during the Escrow Period and
(ii) any Claim resulting from Stockholder's actions or inactions which serve as a basis for his termination for Cause but only with respect to the portions of such Claim which result in actual, out-of-pocket expense to Purchaser. Subject to the right of Stockholder to dispute any Claims as provided herein or in the Escrow Agreement, Purchaser shall be entitled to deduct from the amount due to Stockholder as a result of the Contingent Payment any Damages arising from Claims resulting from the

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

foregoing clauses (i) and (ii) which exceed the amount of the Escrow Fund; provided, however, Purchaser shall deposit such amount in an interest-bearing trust account during the pendency of the resolution of any dispute as to any such Claims. Damages in each case shall be net of the amount of any insurance proceeds actually recovered by Purchaser.

          8.3  Damages Threshold.  Notwithstanding the foregoing, Purchaser may
               -----------------
not receive any amount of the Escrow Shares or Escrow Cash from the Escrow Fund unless and until a certificate signed by an officer of Purchaser (an "Officer's Certificate") identifying Damages in the aggregate amount in excess of $25,000 has been delivered to the Escrow Agent and such amount is determined pursuant to this Section 8 to be payable, in which case Purchaser shall receive Escrow Shares and Escrow Cash equal in value to the full amount of such Damages without deduction. In determining the amount of any Damages attributable to a breach (but not whether a breach has occurred), any materiality standard contained in a representation, warranty or covenant of Purchaser shall be disregarded.

          8.4  Escrow Period.  Subject to the following requirements, the Escrow
               -------------
Fund shall remain in existence until the 13 month anniversary of Closing (the "Escrow Termination Date" and such period of time being referred to as the "Escrow Period"). Upon the expiration of the Escrow Period, the Escrow Fund shall terminate with respect to all Escrow Cash and Escrow Shares; provided, however, that the amount of Escrow Cash and the number of Escrow Shares which, as provided in the Escrow Agreement, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the Escrow Termination Date shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Stockholder all Escrow Cash, Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims.

          8.5  Distributions; Voting.
               ---------------------

               (a) Any shares of Purchaser Common Stock issued or distributed by Purchaser upon any stock split, stock dividend or recapitalization of Purchaser ("New Shares") in respect of the Escrow Shares that have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. When and if dividends in the form of cash or property on Escrow Shares in the Escrow Fund shall be declared and paid, they shall be immediately distributed to the beneficial owners of the Escrow Shares. The beneficial owners of the Escrow Shares shall pay any taxes on such dividends.

               (b) Stockholder shall have voting rights with respect to the Escrow Shares (and on any voting securities added to the Escrow Fund in respect of such Escrow Shares) so long as such Escrow Shares or other voting securities are held in the Escrow Fund. As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of Stockholder and shall promptly deliver copies of all proxy solicitation materials to Stockholder. Purchaser shall show the Purchaser Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

          8.6  Purchaser Indemnification.  Subject to the limitations set forth
               -------------------------
in this Section 8, from and after the Closing Date, Purchaser shall protect, defend, indemnify and hold harmless the Stockholder from and against any Damages that Stockholder incurs by reason of or in connection with any Claim alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement, including any exhibits or schedules attached hereto which becomes known to Stockholder during the Escrow Period; provided however, that no such compensation shall be payable to the Stockholder unless and until the amount of all Damages to the Stockholder exceeds $25,000 in the aggregate, whereupon compensation shall be payable for all such Damages without deduction. Damages in each case shall be net of the amount of any insurance proceeds actually recovered by Stockholder.

          8.7  Method of Asserting Claims.  All claims for indemnification by a
               --------------------------
Purchaser Indemnified Person pursuant to this Section 8 shall be made in accordance with the provisions of this Section 8 and the provisions of the Escrow Agreement.

          8.8  Defense of Third Party Claims.  In the event of the assertion or
               -----------------------------
commencement by any individual, entity or governmental body (each, a "Person") of any claim or action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other governmental body or any arbitrator or arbitration panel (each a "Legal Proceeding") (whether against the Company, against Purchaser, Stockholder or against any other Person) with respect to which the Stockholder or Purchaser may become obligated to hold harmless, indemnify, compensate or reimburse a Purchaser Indemnified Person or Stockholder pursuant to this Section 8, as the case may be, the procedure set forth below shall be followed.

               (a) With respect to the claims made by third parties, if an indemnified party is threatened with any claim, or any such claim is presented to or any action or proceeding commenced, that may give rise to the right of indemnification hereunder, such indemnified party, as the case may be (the "Indemnitee"), will give written notice thereof to the party or parties bearing the indemnification obligation (the "Indemnifying Party); provided, however, that any failure on the part of the Indemnitee to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party under this Section 8, except that, to the extent such failure to promptly notify the Indemnifying Party increases the Damages, then such Damages shall be reduced by the amount of the Damages that would have been avoided, if any, had the Indemnifying Party been promptly notified.

               (b) The Indemnitee shall have the right to be represented by counsel of its choice and to defend or otherwise control the handling of any claim, or Legal Proceeding for which indemnity is sought. Notwithstanding the foregoing but subject to the limitations provided below, the Indemnifying Party may elect (by written notice to the Indemnitee under Section 11.2) to assume the defense of or otherwise control the handling of such claim or Legal Proceeding involving solely claims for monetary damages; provided, however, that the Company or Stockholder, as the Indemnifying Party, shall have no right to assume the defense or otherwise control the handling of any such claim or Legal Proceeding against a Purchaser Indemnified Person (i) if the amount in question (when aggregated with all other outstanding or unreimbursed paid claims, if any) exceeds two times (2x) the Escrow Fund (valued as of the date hereof) or (ii) if such claim or Legal Proceeding relates to (A) the intellectual property rights of Purchaser or Company, or (B) disputes with customers of Purchaser or the Company. If the Indemnifying Party and the Indemnitee agree upon mutually satisfactory counsel to assume the defense, the Indemnifying Party shall assume the obligation to pay such counsel's fees and expenses and shall no longer assume the obligation to pay the Indemnitee's attorneys' fees and expenses.

               (c) The party or parties which control the defense of any such claim or Legal Proceeding:

                    (i) shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to the other party,

                    (ii) each party shall make available to the defending party any non-privileged documents and materials in its possession that may be necessary to the defense of such claim or Legal Proceeding except for documents or materials which are sealed by a court order or are subject to a nondisclosure agreement prohibiting such disclosure,

                    (iii) the defending party shall keep the Indemnitee or the Indemnifying Party, as applicable, informed of all material developments and events relating to such claim or Legal Proceeding;

                    (iv) the other parties shall have the right to participate in the defense of such claim or Legal Proceeding at their sole cost and expense; and

                    (v) the defending party shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, provided that where the Indemnifying Party is controlling the defense such settlement (A) includes as an unconditional term thereof the giving by the plaintiff or claimant to the Indemnitee of a release from all liability in respect of such claim or litigation, (B) provides that the Indemnitee does not admit any guilt or fault with respect to the subject matter of such claim or litigation, and (C) does not involve injunctive or other equitable relief.

          8.9  No Contribution.  The Stockholder acknowledges and agrees that he
               ---------------
shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy by virtue of having been an officer or director of the Company against a Purchaser Indemnified Person or the Company, in each case as an Indemnified Party, in connection with any indemnification obligation to which he may become subject under or in connection with this Agreement.

          8.10  Exclusive Remedy; Limitations.
                -----------------------------

               (a) The sole remedy of Purchaser for any and all claims of the nature described in Section 8.2 shall be the indemnity set forth in Section 8.2, subject to the other terms and conditions of this Section 8, and the maximum liability of Stockholder hereunder shall be the sum of (i) [*] and (ii) fifty percent of the total amount paid or due to be payable by Purchaser to Stockholder pursuant to Section 1(b) hereof (such sum being referred to as the "Liability Limit");

[*] Certain Information in this Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

provided, however, that nothing herein shall limit Purchaser's right to recover Damages, or the amount of such Damages so recovered, from Stockholder in the event of: (i) any breach of representation or warranty set forth in Sections 4.3 or 4.4, and (ii) any fraud by Stockholder.

               (b) The sole remedy of Stockholder for any and all claims of the nature described in Section 8.6 shall be the indemnity set forth in Section 8.6, subject to the other terms and conditions of this Section 8, and the maximum liability of Purchaser hereunder shall be the Liability Limit; provided, however, that nothing herein shall limit Stockholder's right to recover Damages from Purchaser in the event of any fraud by any officer, director, agent or representative of Purchaser; and provided, further, that nothing herein shall limit Stockholder's right to the Contingent Payment except for Purchaser's right to offset with respect thereto as set forth herein.

                                   SECTION 9

                   COVENANTS OF STOCKHOLDER AND THE COMPANY

          9.1  Public Announcements.  All parties hereto agree that neither
               --------------------
party will make any press release or publication with respect to the existence of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except as may be required by law.

          9.2  Cooperation.  Each party hereto will fully cooperate with the
               -----------
other parties, their counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party will use reasonable efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof. No party will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.

          9.3  Further Acts.  After the Closing Date, each party hereto, at the
               ------------
request of and without any further cost or expense to the other parties will take any further actions necessary or desirable to carry out the purposes of this Agreement and to vest in Purchaser full title to all properties, assets, Company Capital Stock and rights of the Company. In addition, without in any way limiting the generality of the foregoing, the Company and, to the extent required, the Stockholder hereby agrees to take any and all further actions necessary or desirable to carry out the assignment to Purchaser of all Intellectual Property.

                                  SECTION 10

                            COVENANTS OF PURCHASER

          10.1  Blue Sky Laws.  Purchaser shall take such steps as may be
                -------------
necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable to the issuance of the Purchaser Stock pursuant hereto.

          10.2  Post-Closing Operation of Company.  Following the Closing,
                ---------------------------------
Purchaser hereby covenants and agrees that the Company Business will be operated either as a subsidiary or a business unit of Purchaser. Subject to the terms of the Employment Letter, Stockholder shall be appointed general manager (or such other title as Purchaser and Stockholder shall mutually agree) of the Company Business, reporting directly to Purchaser's President, in which capacity he shall be responsible for managing the day-to-day operations of the Company Business. During the Contingent Period, in addition to permitting the Company to retain and use any positive cash flow which it generates, Purchaser shall provide operating capital to the Company Business at a level consistent with the operating capital and borrowings of the Company during the twelve (12) months preceding the Closing plus such amounts as may be needed to fund any increased accounts receivable and any compensation and other payments to be made to Stockholder or Brown Bear Realty (in excess of those paid to Stockholder or Brown Bear Realty in the twelve (12) months prior to Closing) pursuant to this Agreement, the Lease Agreement and the Employment Letter (to the extent that the compensation set forth therein exceeds that paid to Stockholder in the twelve
(12) months prior to Closing). Purchaser understands that the Company's ability to generate Net Revenues in an amount which would entitle Stockholder to the Contingent Payment is an important condition to Stockholder, and it agrees, subject to the foregoing quantification of Purchaser's working capital commitment and its fiduciary obligations to its stockholders, to act in good faith to support the Stockholder in his efforts to grow the Company Business during the Contingent Period. Notwithstanding the foregoing, Purchaser reserves the right to reduce the funding of the Company Business or curtail its operations during or after the Contingent Period in its reasonable commercial discretion (excluding, in exercising such discretion, Purchaser's obligation to pay the Contingent Payment) if Stockholder is no longer employed by the Company Business for any reason whatsoever, including his death, disability, voluntary resignation or termination with or without Cause.

          10.3  Guarantees.  Purchaser agrees to guarantee the obligations of
                ----------
the Company under the Employment Letter.

          10.4  Museum Covenant.
                ---------------

               (a) Set forth on Schedule 10.4 hereto is a listing of historically significant audio and video equipment that the Company currently owns (the "Collection"). The Purchaser hereby covenants that from and after the Closing Date it will: (i) keep the Collection intact and secure, (ii) use commercially reasonable efforts to include the Collection in its standard property and casualty insurance coverage, and (iii) not sell or otherwise dispose of any of the Collection, in whole or in part without the consent of Stockholder. Stockholder hereby covenants and agrees to provide advice to the Company and Purchaser on affairs relating to the Collection; provided, however, that except to the extent set forth above, Purchaser and Company shall have no obligation with respect to such advice.

               (b) As soon as practicable after the Closing, upon the request of Stockholder, Purchaser shall cause the Company to convey title to the Collection to a not-for-profit corporation formed or designated by the Stockholder for the express purpose of preserving the Collection (the "Conveyance"). Purchaser shall not bear any costs and expenses associated with the Conveyance and the on-going operations of such entity and Stockholder shall indemnify and hold harmless Purchaser for any such costs or expenses incurred by Purchaser. As a condition to the Conveyance, Purchaser shall receive a perpetual, royalty free, fully-paid right and license to use items of the Collection from time to time that are necessary or useful in the operation of the Business as determined by Purchaser in its sole commercially reasonable discretion. Notwithstanding the foregoing section (a) and (b), at any time prior to the Conveyance, Purchaser may request in writing that the Stockholder effect the Conveyance (the "Conveyance Request") and if within six months of Stockholder's receipt of the Conveyance Request Stockholder has not effected the Conveyance, Purchaser shall have no further obligations with respect to the Collection and shall be free to retain or dispose of the Collection in its sole discretion.

                                  SECTION 11

                                 MISCELLANEOUS

          11.1  Governing Law.  This Agreement and all acts and transactions
                -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

          11.2  Notices.  Any notice required or permitted by this Agreement
                -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or the third business day after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

               (a)  if to Purchaser, to:

                    Loudeye Technologies, Inc.
                    414 Olive Way, Suite 300
                    Seattle, WA  98101
                    Attention: Thomas Hodge, General Counsel
                    Facsimile No.: (206) 832-4001
                    Telephone No.: (106) 832-4000

                    with a copy to:

                    Venture Law Group
                    4750 Carillon Point
                    Kirkland, WA  98033
                    Attention: John Robertson
                    Facsimile No.: (425) 739-8750
                    Telephone No.: (425) 739-8700

               (b)  if to the Company, to:
                    Vidipax, Inc.
                    450 West 31st Street, 4th Floor
                    New York, NY  10001
                    Attention: James Lindner
                    Facsimile No.: (212) 563-1994
                    Telephone No.: (212) 563-1999, x102

                    with a copy to:
                    Breslow & Walker, LLP
                    767 Third Avenue
                    New York, NY  10017
                    Attention: Joel Walker
                    Facsimile No.: (212) 888-4955
                    Telephone No.: (212) 832-1930

               (c)  if to the Stockholder, to:
                    James Lindner
                    15 Washington Place - #2K
                    New York, NY 10003
                    Facsimile No.: (212) 563-1994
                    Telephone No.: (212) 563-1999, x102

                    with a copy to:
                    Breslow & Walker, LLP
                    767 Third Avenue
                    New York, NY  10017
                    Attention: Joel Walker
                    Facsimile No.: (212) 888-4955
                    Telephone No.: (212) 832-1930

          11.3  Interpretation.  When a reference is made in this Agreement to
                --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 14, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.4  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, including facsimiles thereof, each of which shall be deemed an original and all of which together shall constitute one instrument.

          11.5  Entire Agreement; Nonassignability; Parties in Interest.  This
                -------------------------------------------------------
Agreement and the documents referred to herein are the product of all of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions: (a) are expressly canceled except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          11.6  Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          11.7  Remedies Cumulative.  Except as otherwise provided herein, any
                -------------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          11.8  Rules of Construction.  The parties hereto agree that they have
                ---------------------
been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          11.9  Waiver of Restrictions.  The Company hereby consents to the
                ----------------------
transfers of Stock that are the subject of this Agreement and waives any restrictions on transfer applicable to such Stock with respect to the transfers contemplated by this Agreement.

          11.10  Amendments and Waivers.  Any term of this Agreement may be
                 ----------------------
amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 11.10 shall be binding upon the parties and their respective successors and assigns.

          11.11  Expenses.  Each party shall bear its own expenses in connection
                 --------
with this Agreement and the transactions contemplated hereby; provided, however, that Purchaser shall at Closing pay $75,000 of the reasonable expenses of the Company and Stockholder incurred in connection with the transactions contemplated by this Agreement. Stockholder shall be responsible for all such expenses of the Company and the Stockholder in excess of $75,000 and Stockholder shall bear sole responsibility for the payment of any brokerage or finder's fee payable by the Company or Stockholder and Stockholder shall indemnify and hold harmless the Purchaser therefor, to the extent not already accounted for in
Section 2.2(b).

          11.12  Arbitration.  Any controversy or dispute arising out of or
                 -----------
relating to this Agreement, or the breach thereof, shall be resolved by arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration tribunal shall consist of a single arbitrator mutually agreed by the parties, or in the absence of such agreement within thirty (30) calendar days from the first referral of the dispute to the AAA, designated by the AAA. The place of arbitration shall be Chicago, Illinois, unless the parties shall have agreed to another location within fifteen (15) calendar days from the first referral of the dispute to the AAA. The arbitral award shall be final and binding. The parties waive any right to appeal the arbitral award, to the extent a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance: (i) to compel arbitration; (ii) to obtain interim measures of protection prior to or pending arbitration, (iii) to seek injunctive relief in the courts of any jurisdiction as may be necessary and appropriate to protect the unauthorized disclosure of its proprietary or confidential information, and
(iv) to enforce any decision of the arbitrator, including the final award. The arbitration proceedings contemplated by this Section 11.12 shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law.

                           [Signature page follows]

     The parties have duly executed this Stock Purchase Agreement as of the date first above written.

LOUDEYE TECHNOLOGIES, INC.              VIDIPAX, INC.


By: /s/ Larry Culver                    By: /s/ Jim Lindner
    ------------------------------          ----------------------------------

Title:  Chief Financial Officer         Title: President
        --------------------------             --------------------------------


STOCKHOLDER

/s/ Jim Lindner
_________________________________
James Lindner